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                                                                 EXHIBIT 10.25.4

                          THIRD AMENDMENT TO GUARANTY
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     This Amendment, dated as of September 22, 1999, is entered into by KAISER
VENTURES INC., a Delaware corporation (the "Guarantor"), and UNION BANK OF
                                            ---------
CALIFORNIA, N.A., a national banking association (the "Bank").
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                                   Recitals
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     A.   The Guarantor has executed a Guaranty dated as of September 30, 1994 in favor of the Bank, as amended by a First Amendment to Guaranty dated as of January 30, 1997 and a Second Amendment to Guaranty dated August 14, 1997 between the Guarantor and the Bank (said Guaranty, as so amended, herein called the "Guaranty"), pursuant to which the Guarantor has guaranteed all of the
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obligations of Fontana Water Resources, Inc., a Delaware corporation (the
"Borrower"), to the Bank under the Revolving Credit and Term Loan Agreement
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dated as of September 30, 1994 (said Agreement, as amended to date, herein called the "Credit Agreement") between the Borrower and the Bank. Terms defined
            ----------------
in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Guarantor and the Bank wish to amend the Guaranty to revise certain of the covenants contained therein. Accordingly, the Guarantor and the Bank agree as set forth below.

     Section 1.  Amendments to Guaranty.  The Guaranty is hereby amended as set
     ---------   ----------------------
forth below.

          (a) Section 7.2(b) of the Guaranty is amended in full to read as follows:

               "(b)  Maintenance of Tangible Net Worth.  The Guarantor will
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     not permit the consolidated Tangible Net Worth of it and its
     Subsidiaries as of the end of any fiscal year thereof to be less $50,000,000, as determined by reference to the consolidated financial statements of the Guarantor and its Subsidiaries included in the annual filings on Form 10-K made by the Guarantor with the SEC."

          (b) Section 7.2(c) of the Guaranty is amended in full to read as follows:

               "(c)  Maintenance of Debt to Equity Ratio. The Guarantor
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     will not permit the ratio of (i) the consolidated liabilities of it and its Subsidiaries as of the end of any fiscal quarter thereof to
     (ii) the consolidated Tangible Net Worth of it and its Subsidiaries as of the end of such fiscal quarter to be greater than 1.25 to 1.0, as determined by reference to the consolidated financial statements of the Guarantor and its Subsidiaries included in the quarterly filings on Form 10-Q made by the Guarantor with the SEC."
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          (c)  Section 7.2(d) of the Guaranty is deleted.

     Section 2.  Representations and Warranties of Guarantor.  The Guarantor
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represents and warrants to the Bank as set forth below.

          (a) The execution, delivery and performance by the Guarantor of this Amendment, and of the Guaranty as amended hereby, and the consummation of the transactions contemplated by this Amendment and by the Guaranty as amended hereby, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Guarantor's charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument binding on or affecting the Guarantor or any of its properties, the conflict, breach or default of which would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or the ability of the Guarantor to perform its obligations under any of the Credit Documents, as amended by this Amendment, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor, other than in favor of the Bank.

          (b) No Governmental Action is required for the due execution, delivery or performance by the Guarantor of this Amendment, or of the Guaranty as amended hereby.

          (c) This Amendment, and the Guaranty as amended hereby, constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

          (d) The Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be covered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Guarantor under the Guaranty, as amended by this Amendment, and the other Credit Documents; and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Stock Pledge Agreement.

          (e) The audited consolidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 1998, and the related audited consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of such date and the consolidated results of the operations of the Guarantor and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. The unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of June 30, 1999, and the related unaudited consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for the 6-month period then ended, certified (subject to normal year-end audit adjustments) by the chief financial officer or chief accounting officer of the

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Guarantor as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of such date and the consolidated results of the operations of the Guarantor and its Subsidiaries for the 6-month period ended on such date. Since June 30, 1999 there has been no materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or any of its Subsidiaries. The Guarantor and its Subsidiaries have no material contingent liabilities, except as disclosed in such consolidated financial statements or the notes thereto, that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or any of its Subsidiaries.

          (f) There is no pending or, to the knowledge of the Guarantor, threatened action, suit, investigation, litigation or proceeding affecting the Guarantor before any Governmental Person or arbitrator that purports to affect the legality, validity or enforceability of this Amendment or of the Guaranty as amended hereby.

          (g) There has been no amendment to the Bylaws of the Guarantor since the Closing Date, except as disclosed in the Officers' Certificate dated August 14, 1997 delivered by the Guarantor to the Bank. There has been no amendment to any of the Material Contracts or to the Commission Agreement since the Closing Date. The charter documents (including any amendments and other modifications) of the Guarantor delivered to the Bank on or about January 30, 1997 have not been further amended or otherwise further modified. The representations and warranties of the Guarantor contained in each Credit Document are correct in all material respects on and as of the date of this Amendment, before and after giving effect to this Amendment, as though made on and as of such date. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default, except for any Default or Event of Default waived by the Bank pursuant to Section 5 of this Amendment.

     Section 3.  Reference to and Effect on Guaranty.
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          (a)  On and after the effective date of this Amendment, each reference in the Guaranty to "this Guaranty," "hereunder," "hereof," "herein" or any other expression of like import referring to the Guaranty, and each reference in the other Credit Documents to "the Guaranty," "thereunder," "thereof," "therein" or any other expression of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as amended by this Amendment.

          (b) Except as specifically amended by this Amendment, the Guaranty shall remain in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Guarantor under the Guaranty, as amended by this Amendment, and the other Credit Documents.

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          (c)  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

     Section 4.  Consent.  The Guarantor hereby consents to the Third Amendment
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to Revolving Credit and Term Loan Agreement dated as of September 22, 1999 (the
"Credit Agreement Amendment") between the Borrower and the Bank and hereby
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confirms and agrees that the Guaranty is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the effective date of the Credit Agreement Amendment, each reference in the Guaranty to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Credit Agreement Amendment.

     Section 5.  Limited Waiver.  The Bank hereby waives the requirement under
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Section 7.1(b)(iv) of the Guaranty that the Guarantor deliver to the Bank a budget, an operating plan, and an operating-profit and cash-flow projection for the Guarantor for its 1999 fiscal year, as prepared by the Guarantor and approved by its board of directors; provided, however, that (a) if and when the
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Guarantor's board of directors approves any such budget, operating plan, and/or operating-profit and cash-flow projection for the Guarantor's 1999 fiscal year, the Guarantor will deliver a copy of the same to the Bank within 10 days thereafter and (b) the Guarantor shall in any event remain obligated to comply with Section 7.1(b)(iv) of the Guaranty with respect to its fiscal years other than 1999.

     Section 6.  Costs and Expenses.  The Guarantor agrees to pay on demand all
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costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of legal counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder.

     Section 7.  Headings.  The section headings used herein have been inserted
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for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.

     Section 8.  Execution in Counterparts.  This Amendment may be executed in
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any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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     Section 9.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

                              KAISER VENTURES INC.

                              By:  /s/ James F. Verhey
                                   ---------------------------------
                                       James F. Verhey
                                       Executive Vice President
                                       & Chief Financial Officer

                              UNION BANK OF CALIFORNIA, N.A.

                              By:  /s/ Richard P. DeGrey
                                   ---------------------------------
                                       Richard P. DeGrey, Jr.
                                       Vice President

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